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                                                                   EXHIBIT 10.23



                           CONSTRUCTION LOAN AGREEMENT


         THIS AGREEMENT, made the 6th day of August, 1999, by and between ALLFIRST BANK, a Maryland state-chartered commercial bank, having an office at 213 Market Street, Harrisburg, Pennsylvania 17105 (the "Bank") and dELiA*S DISTRIBUTION COMPANY, a Delaware corporation, having offices at 348 Poplar Street, Hanover, Pennsylvania 17331 (the "Borrower"), and with the joinder of dELiA*S, INC. (the "Surety").

                              B A C K G R O U N D :

         The Borrower is or is about to become the owner of 24.9 acres with improvements located on the south side of Poplar Street in Penn Township, York County, Pennsylvania (the "Real Property"). Borrower desires to borrow from the Bank and the Bank, subject to the terms and conditions set forth herein, is prepared to lend to Borrower up to Five Million Three Hundred Twenty Thousand Dollars ($5,320,000) to purchase the Real Property and to renovate the existing building (the "Improvements") on the Real Property.

         NOW THEREFORE, in consideration of the premises, and of the mutual promises and undertakings of the parties set forth herein, and with the intention of being legally bound hereby, the parties hereto agree as follows:

                  1.       THE LOAN.

                           (a) PURPOSE AND AMOUNT. The Bank shall lend to the
Borrower up to the sum of Five Million Three Hundred Twenty Thousand Dollars ($5,320,000) (the "Loan"). The Loan shall be advanced by the Bank for the purpose of financing the purchase of the Real Property and construction of the Improvements, in accordance with and subject to the terms and conditions set forth herein, as follows: (i) $5,040,000 will be advanced simultaneously with the closing of the acquisition of the Real Property (the "Closing"), currently scheduled for August 6, 1999, or such other date as shall be mutually agreed to by the Bank and the Borrower, and (ii) $280,000 shall be disbursed in accordance with Section 6 of this Agreement. The amount of the Loan will not exceed 80% of the lower of the "as completed" appraisal or the total cost of the Real Property and Improvements. Borrower shall pay at least twenty percent (20%) of the purchase price of the Real Property plus all closing costs at settlement.

                           (b)  LOAN DOCUMENTS.

                                    (i)  The Borrower's obligation to repay the
Loan and any other sums loaned to the Borrower by the Bank is evidenced by the Borrower's promissory note dated this date in the maximum principal amount of Five Million Three Hundred Twenty Thousand Dollars ($5,320,000) ("Note"), providing for the payment of principal, together with interest thereon at the rate set forth therein, in such installments, at such times, and according to such further terms as set forth in the Note.

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                                      -2-

                                    (ii) As security for the Note and all of the
Borrower's obligations thereunder and hereunder, the Borrower shall execute and deliver to the Bank or cause to be executed and delivered to the Bank, as the case may be, the following (the "Collateral Documents"):

                                            (A)      A mortgage ("Mortgage")
covering the Real Property and all building materials, fixtures, machinery and equipment necessary or incidental to the construction or general operation and maintenance of the Real Property, and all renewals and replacements thereof or additions thereto, all as more specifically described in the Mortgage.

                                            (B) A security agreement (the
"Security Agreement") covering Borrower's interest in all machinery and equipment, furniture and fixtures, now existing or hereafter acquired, which are located on and affixed to the Real Property.

                                            (C)      An assignment of all
agreements affecting the Real Property, together with appropriate consents thereto and approvals thereof ("Assignment of Agreements Affecting Real Estate").

                                            (D)      An assignment of all leases
of or affecting the Real Property or the Improvements or any part(s) thereof ("Assignment of Leases"). Borrower shall occupy at least 51% of the building space being acquired.

                                            (E) A suretyship agreement of
dELiA*s, Inc. (the "Surety").

                         (iii)  The Borrower and the Surety shall execute and
deliver such additional documents and instruments as the Bank shall reasonably require in order to perfect the Bank's interest in any of the foregoing property. The Note, Mortgage, Security Agreement, Assignment of Agreements Affecting Real Estate, the Assignment of Leases, the Suretyship Agreement, financing statements and other documents and instruments referred to above (all of which, together with this Agreement, are hereinafter collectively referred to as the "Loan Documents") shall be in form and substance satisfactory to the Bank, and all necessary filing and recording fees with respect thereto shall be paid by the Borrower.

                  2. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank (which representations and warranties shall survive until the Loan has been paid in full) that:

                           (a)      Borrower and Surety are corporations duly
organized and validly existing under the laws of the State of Delaware and have the power and authority to carry on their business(es) as now being conducted and to own their properties and assets. Borrower is qualified to do business and is in good standing under the laws of the Commonwealth of Pennsylvania.

                           (b)      Borrower and Surety have the power and
authority, and have taken all corporate action, and obtained all consents and approvals, regulatory or otherwise, necessary to make, deliver and carry out the terms of this Agreement, the Collateral Documents and all other documents and instruments related thereto to be issued hereunder, and to incur the obligations herein and therein provided for.



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                                      -3-

                           (c)      The execution, delivery and performance of
this Agreement, the Collateral Documents and all other documents and instruments related thereto to be issued hereunder will not, at the time of execution and delivery thereof, or at any time thereafter, violate any provision of law or contravene the Articles of Incorporation or By-Laws of the Borrower or the Surety or result in a material breach of or constitute a material default or require any consent under any agreement, indenture or instrument to which Borrower or Surety is a party, or its property may be bound or affected, nor create or result in the imposition or any lien, charge, security interest or other encumbrance (other than pursuant to this Agreement and the Collateral Documents) upon or with respect to any of its properties pursuant to the Articles of Incorporation or By-Laws of the Borrower or the Surety or any agreement, indenture, instrument, judgment, decree or order to which Borrower or Surety is a party or subject or by which its property may be bound or affected.

                           (d)      This Agreement, the Collateral Documents and
all other documents and instruments related thereto to be issued hereunder have been properly authorized and are the legal, valid and binding obligations of Borrower and Surety, enforceable against Borrower and Surety in accordance with their respective terms.

                           (e)      All financial statements heretofore
furnished by Borrower or Surety to Bank have been prepared in accordance with generally accepted accounting principles and practices consistently applied, are substantially complete and correct, and fully and fairly present the financial condition of Borrower and Surety as of the date or dates thereof and the results of its operations for the periods ending on said date(s), and as of this date there has been no material adverse change in the financial condition of Borrower or Surety from that set forth in the most recent financial statements so furnished or in the business, operations or assets of Borrower or Surety.

                           (f)      Borrower and Surety have filed all Federal,
State and local tax returns and other reports which are required to be filed and have paid or made provision for the payment of all taxes which have or may become due under and pursuant to said tax returns, or under or pursuant to any assessment received from any taxing authority or authorities to which Borrower or Surety is subject; have made adequate provision for the payment of such taxes, assessments or other charges accruing but not yet payable; and have no knowledge of any deficiency or additional assessment in connection with any taxes, assessments or charges not provided for in its or their books.

                           (g)      Borrower and Surety are in substantial
compliance with all laws, regulations, ordinances, statutes, rules, orders and decrees applicable with respect to (1) any restrictions, specifications or other requirements pertaining to the conduct of its or their business and (2) the use, maintenance and operation of the personal and real properties owned or leased by Borrower and Surety in the conduct of its or their business.

                           (h)      No representation or warranty by the
Borrower or Surety contained herein or in any certificate or other document furnished by the Borrower or Surety pursuant hereto or as an inducement hereto contains any untrue statement of fact when made or omits to state a fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.


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                                      -4-

                           (i)      There are no claims, suits, actions or legal
proceedings pending, or to the knowledge of Borrower or Surety threatened, against or affecting Borrower or Surety or the properties or assets owned by Borrower or Surety or used in the conduct of the business of Borrower or Surety which, if adversely determined, would materially and adversely affect the financial condition of Borrower or Surety or its normal method of doing business, and there are no proceedings by or before any governmental commission, board, bureau, arbitrator or administrative agency, pending or, to the knowledge of Borrower or Surety, threatened against Borrower or Surety which, if adversely determined, would materially and adversely affect the financial condition of Borrower or Surety or its normal method of doing business.

                           (j)      No consent, approval or other authorization
of or by any court, administrative agency or other governmental authority is required in connection with the Borrower's or Surety' execution and delivery of or compliance with any of the Loan Documents or any other document or instrument relating to the Loan executed by the Borrower or Surety.

                           (k)      Borrower and Surety have conducted a
comprehensive review and assessment of their computer systems and applications, micro-processor based goods and equipment owned or used by them in their business (except with respect to certain assets acquired by a subsidiary of Surety on September 16, 1998 from Fulcrum Direct, Inc. and its affiliates), and all products currently sold by them, and are making inquiry of their material suppliers, vendors and customers, with respect to functionality before, during and after the year 2000 (the "Year 2000 Problem"). Borrower and Surety have prepared a plan to ensure that all such systems, goods, equipment and products owned or used by them and material to the conduct of their business will be Year 2000 Compliant in a timely manner, and have provided a copy of such plan to Bank. Borrower and Surety reasonably believe, based on the foregoing review, assessment and inquiry that the Year 2000 Problem will not materially and adversely affect the financial condition of Borrower or Surety or its normal method of doing business.

                  3. AFFIRMATIVE COVENANTS. The Borrower and the Surety covenant and agree that, until the Loan has been paid in full:

                           (a)      The Borrower shall commence construction of
the Improvements and proceed diligently, so that the construction of the Improvements shall be substantially completed by no later than nine months following the date of Closing (the "Completion Date"), which Completion Date is of the essence of this Agreement.

                           (b)      The construction of the Improvements shall
be performed in strict accordance with all applicable statutes, laws, and ordinances, with the rules, regulations and requirements of all public authorities having jurisdiction over the Real Property and Improvements.

                           (c)      On or before the Completion Date the
Borrower shall deliver to the Bank a final certificate of occupancy (or its equivalent) issued by the governmental authority having jurisdiction over the Real Property and Improvements which confirms that construction of the Improvements has been completed in accordance with all applicable requirements.

                           (d)      The Borrower shall not amend or permit to
be amended in any material respect the Plans and Specifications or the Construction Contract without in each


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                                      -5-

case obtaining the prior written approval of the Bank, which approval shall not be unreasonably withheld or delayed.

                           (e)      Borrower and Surety shall not create, incur
or permit to exist any lien, charge, encumbrance or security interest on, in or with respect to the Real Property, Improvements or any other property securing the Loan except (i) liens in favor of Bank, (ii) liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Surety or the Borrower, in conformity with GAAP, (iii) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in an amount and which do not in any case materially detract from the value of the Real Property subject thereto or materially interfere with ordinary conduct of the business of the Borrower, and (iv) liens otherwise expressly permitted by the Loan Documents.

                           (f)      Borrower and Surety shall not transfer
control or ownership of the Real Property or Improvements or any part thereof, directly or indirectly, voluntarily or involuntarily, without the prior written approval of the Bank; PROVIDED, HOWEVER, that Borrower or Surety may transfer the Real Property to a wholly owned subsidiary of Surety, PROVIDED that such subsidiary executes such instruments as Bank may reasonably request to ensure that the Bank's security interest in the Real Property is not and will not be adversely affected and all other terms and conditions, covenants, collateral and other requirements of the Loan Documents will remain unchanged.

                           (g)      Borrower shall pay or discharge any
mechanic's liens or other encumbrances which may be filed or recorded against the Real Property or Improvements within sixty (60) days after it receives notice thereof, from the Bank or otherwise.

                           (h)      Surety shall furnish to Bank annual
CPA-audited and quarterly company-prepared financial statements. Also, if and when separate financial statements are prepared by or for Borrower, Borrower shall furnish to Bank such financial statements.

                           (i)      Borrower and Surety shall furnish or cause
to be furnished to Bank any other information regarding the business affairs and condition (financial or otherwise) of or with respect to Borrower or Surety that Bank shall reasonably request, and permit periodic examination and the making of abstracts from its books, accounts, records, ledgers and assets of every kind and description, at all reasonable times upon oral or written request of Bank (provided that such examinations will be limited to twice each year unless an Event of Default has occurred), by Bank's authorized attorneys, accountants and representatives, and permit the Bank or its agents or representatives to discuss the affairs, finances and accounts of the Borrower and Surety with its officers.

                           (j)      The Borrower shall pay or reimburse the Bank
for all reasonable out-of-pocket costs and expenses (including fees of Bank's counsel) incurred by the Bank in connection with the preparation, review, modification and enforcement of the Loan Documents and the administration and collection of the Loan. Bank's counsel's fees for preparation and negotiation of the Loan Documents will not exceed $10,000.

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                                      -6-

                           (k)      As compensation for the expenses of
underwriting and evaluating the Loan, the Borrower shall pay to the Bank an origination fee of 1/2% of the final amount of the Loan less service fee paid on account. Such fee shall be in addition to the interest and any and all other amounts which the Borrower is required to pay under the Loan Documents.

                           (l)      The Borrower shall pay for a satisfactory
FIRREA complying "as completed" appraisal prepared by an appraiser engaged by the Bank which complies with the FDIC's regulations and which reflects a maximum current loan-to-value not to exceed 80%.

                           (m)      Borrower shall complete recommendations
1-8 listed on pages 6 and 7 of the report of C.S. Davidson, Inc. dated September 2, 1998, by no later than nine months following the date of Closing.

                           (n)      Borrower and Surety shall each duly and
timely pay and discharge all taxes or other claims which might become a lien upon any of its or their property except to the extent that such items are being in good faith appropriately contested with adequate reserves therefor having been set aside and with security satisfactory to the Bank.

                           (o)      Borrower and Surety shall each maintain,
preserve, and keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and make all reasonable repairs, replacements, additions, betterments and improvements thereto.

                           (p)      Borrower and Surety shall each maintain its
corporate existence and all licenses, permits and approvals necessary or useful in the conduct of the business, and substantially comply with all statutes, rules and regulations, the non-compliance of which would have a material adverse effect on its business, assets or condition, financial or otherwise.

                           (q)      Surety shall achieve and maintain at all
times during the term of the Loan a minimum fixed charge coverage ratio of at least 1.4 to 1. For purposes of this subsection 3(q), the following terms shall have the following meanings:

         "FIXED CHARGE COVERAGE RATIO" means, as of any date of determination, with respect to Surety and its consolidated Subsidiaries, the ratio of (i) EBITDA plus rents for real property leases (excluding Capital Leases), for the most recent Rolling Period, to (ii) the sum of: (A) the current portion of long-term Indebtedness as of such date of determination plus (B) interest expense and rents for real property leases (excluding Capital Leases), for the most recent Rolling Period, in each case as determined in accordance with GAAP.

         "CAPITAL LEASES" means capital leases and subleases, as defined in Statement 13 of the Financial Accounting Standards Board dated November 1976, as amended and updated from time to time.

         "EBITDA" means, for any period, net income for such period as defined in accordance with GAAP, plus interest expense, provisions for federal, state, local and foreign income taxes, depreciation and amortization expense, non-cash expense with respect to options or rights to acquire common stock of Surety or any of its consolidated Subsidiaries as reflected on the financial statements of Surety and its consolidated Subsidiaries, and non-cash, non-recurring extraordinary items, in each case as defined in accordance with GAAP and to the extent each has been deducted in determining net income.


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                                      -7-

         "INDEBTEDNESS" of any person as of any date of determination means and includes all obligations of such person which, in accordance with GAAP, shall be classified on a balance sheet of such person as liabilities of such person and in any event shall include, without duplication, all (i) obligations of such person for borrowed money or which have been incurred in connection with acquisition of property or assets, (ii) obligations secured by any liken upon property or assets owned by such person, notwithstanding that such person has not assumed or become liable for the payment of such obligations, to the extent of the fair market value of such property, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capital Leases,
(v) guarantees and (vi) letters of credit and letter of credit reimbursement obligations.

         "ROLLING PERIOD" means a period of four consecutive fiscal quarters for which income statements have been (or are required to have been) delivered hereunder.

                           (r)      Borrower shall notify Bank promptly of any
default or any event or occurrence that but for the passage of time or giving of notice or both would constitute a default.

                           (s) At any time upon request of Bank, Borrower and
Surety will execute and deliver to Bank, in form to be reasonably satisfactory to Bank, such additional documentation in respect to the indebtedness and liability of Borrower and Surety to Bank as Bank shall deem necessary or desirable, in the exercise of reasonable business judgment, in furtherance of the transaction contemplated by this Agreement.

                           (t)      Borrower shall remain a wholly-owned
subsidiary of Surety, and Surety shall own beneficially and control 100% of the capital stock of Borrower.

                  4. CONDITIONS PRECEDENT. The obligation of the Bank to make the initial advance of the proceeds of the Loan to the Borrower and to make each subsequent advance thereof is subject to the satisfaction of the following conditions precedent at the time of each such advance:

                           (a)      Each and all of the representations and
warranties set forth in paragraph 2 hereof shall be true and correct in all respects, as though separately and independently made on and as of the date of each such advance.

                           (b)      Each and all of the covenants set forth in
paragraph 3 hereof shall have been performed and complied with in all respects to the extent required under such paragraph at the time of the applicable advancement.

                           (c)      There shall be no event of default in
existence under any of the Loan Documents.

                           (d)      The Borrower shall have paid for all
premiums on insurance policies, all recording and conveyancing costs assessed against the Borrower, the commitment

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                                      -8-

fee of the Bank, and the legal fees and disbursements of the Bank's counsel in connection with the Loan.

                           (e)      The Loan Documents shall have been duly
executed and delivered to the Bank and, where applicable, shall have been delivered for recording or filing in the appropriate public office.

                           (f)      The following documents shall have been
delivered by or on behalf of the Borrower to the Bank:

                                    (i)  Evidence of authorization by the Board
of Directors and, if necessary, the Shareholder(s) of Borrower and Surety authorizing Borrower's and Surety's execution and full performance of this Agreement, the Note, the Suretyship Agreement and all other documents and actions required hereunder.

                                    (ii) To the extent required by law or
regulation at the time of the applicable advancement, copies of all permits and approvals required under law, ordinance or regulation for the renovations to the Improvements and the use thereof, and such other evidence as the Bank may reasonably require that the construction of the Improvements and the use thereof contemplated by the Borrower are permitted by and comply with all applicable laws and the requirements of all governmental or quasi-governmental authorities having jurisdiction.

                                    (iii) A marked-up title report of the Title
Company, representing its commitment to issue in favor of the Bank, but at the expense of the Borrower, a standard ALTA form mortgage title insurance policy, insuring the lien of the Mortgage as a first lien on the Real Property and the Improvements, including but not limited to all easements and appurtenances thereto, free and clear of all liens (including possible mechanic's liens, filed or unfiled) and encumbrances, subject only to objections and exceptions as the Bank may approve in writing or shown in the title policy insuring the Mortgage.

                                    (iv) Evidence of such insurance as the Bank
may reasonably require, covering any loss, damage or defect to the Real Property and the Improvements or to persons or other property in, on, or about the Real Property and the Improvements during the period of construction and thereafter, including hazard and liability and business interruption insurance as required by Bank's written commitment letter dated August 3, 1999. A flood plain certification satisfactory to Bank is also required. If any of the Real Property or Improvements is located in a flood hazard area, then Bank shall receive at settlement an original of a flood insurance policy in the amount of the Loan naming Bank as first mortgagee. All required insurance policies must be maintained in full force until the Loan is paid in full.

                                    (v) A stipulation against liens executed by
the general contractor and binding upon all subcontractors shall have been filed with the appropriate public office prior to commencement of any demolition or construction work.

                                    (vi) Borrower shall supply to the Bank a
satisfactory Phase I Environmental Audit and such evidence as Bank may reasonably require to demonstrate that the Real Property does not contain any toxic or hazardous substances and is in compliance with all applicable environmental laws and regulations.

                                    (vii) A written opinion of Borrower's and
Surety's Counsel directed to the Bank, which shall be satisfactory in form and substance to the Bank.

                  6.  DISBURSEMENTS; ADVANCES OF THE LOAN.

                           (a)      Loan proceeds for construction of the
Improvements in the amount of $280,000 shall be escrowed with Bank at closing and disbursed by the Bank in accordance with a schedule of payments fixed by the Bank, but in no event more often than once monthly. Such disbursements and advances shall be made as the Improvements are completed upon written applications for payment ("Applications") by the Borrower, following an inspection(s) performed by or on behalf of Bank, which Applications shall be accompanied by invoices or paid receipts of the persons or entities for whose labor or materials payment is being sought. All sums required by paragraph 6(a)(i)(D) below must be injected prior to the advance of any loan proceeds. Applications shall be submitted only for work completed and materials, free of any recorded lien, encumbrance or security interest, physically incorporated into the construction of the Improvements or suitably stored at the Real Property. Each Application, as thus submitted,

                                    (i)  automatically shall constitute a
representation and certification by the Borrower and the General Contractor that
(A) the work done and materials supplied to date are in strict accordance with the Plans and Specifications, (B) the work and materials for which payment is requested have been physically incorporated into the construction of the Improvements or suitably stored on the Real Property with the Bank's prior approval, (C) the value is as stated, (D) with respect to each category of work for which payment is being sought, the amount of such payment together with all prior payments for such category represents a percentage of the total payments to be made for such category as shown on the project cost breakdown which is not greater than the percentage of total work for such category which has been performed as of the date of the Application, and (E) the work and materials conform with all applicable rules and regulations of the governmental authorities having jurisdiction of the Real Property; and

                                    (ii) automatically shall constitute a
further representation and certification by the Borrower that (A) payment for the work and materials described in such Application has been made or will be made with the proceeds of the disbursements or advances for which the Application was submitted, (B) no uncured Event of Default exists under any of the Loan Documents and (C) each and all of the representations and warranties continue to be true. The Bank reserves the right to approve the form and content of each Application and to verify the representations therein by an inspection of the Real Property and Improvements.

                           (b) The Borrower shall submit Applications to the
Bank covering work completed, together with copies of invoices. Retainages will be in accordance with the Construction Contract as approved by Bank in its reasonable discretion. On or about fifteen (15) business days after receipt of an Application, the Bank will disburse or advance the amount requested (less retainages), provided that after inspection and review the Bank has verified those representations and certifications required to be set forth in the Application pursuant to subparagraph (a) of this paragraph 5 are true and accurate, and provided further that all other conditions precedent to such disbursements and advances set forth in this Agreement have been satisfied.

                           (c)      Retainages shall not be deemed to be due and
payable until (i) the Borrower shall deliver to the Bank a final release or releases of liens or other proof satisfactory to the Bank that final payment less retainage has been made for all materials and labor furnished in connection with the Improvements, (ii) all of the conditions necessary for the construction of the Improvements to be deemed completed have occurred, (iii) all permits necessary to occupy and operate the Real Property and Improvements have been issued to Bank's reasonable satisfaction, and (iv) the Borrower shall have furnished the necessary hazard and liability insurance policies to Bank.

                           (d)      All disbursements and advances may be made
directly by the Bank or indirectly through the Title Company, as the Bank shall determine in its sole discretion. All such disbursements and advances may be made by co-payable check or other appropriate credit transfer to the order of the Borrower and the General Contractor or vendor(s). All payments to persons other than the Borrower shall be deemed made for the use and benefit of the Borrower with the same force and effect as if disbursed or advanced directly to the Borrower.

                  7. NO HAZARDOUS SUBSTANCES. Borrower shall not store or discharge, or cause to be stored or discharged, upon the Real Property any toxic or hazardous substances except in accordance with applicable laws and regulations. Borrower shall defend, indemnify and hold the Bank harmless from any loss, claim, damages, proceedings or liability of any type which it may incur as a result of a violation or alleged violation of any environmental law or regulation or as a result of any action of an environmental enforcement agency with regard to the Real Property. Notwithstanding, Borrower's indemnity shall not apply as to such events or conditions occurring after Bank forecloses on the Mortgage or accepts a deed in lieu of foreclosure

                  8. INSPECTION. Although the Bank and its agents may inspect the Plans and Specifications, the Project Cost Breakdown, the course of construction and other matters pertaining to the construction of the Improvements, such inspections are solely for the protection of the Bank as lender, and the Borrower hereby confirms that the Bank is not making and will not be deemed to make any representations or warranties as to any matters pertaining to the Improvements by reason of such inspections.

                  9. LIMITATION OF BANK'S LIABILITY. The rights and benefits of this Agreement shall not inure to the benefit of any third party. Notwithstanding anything to the contrary contained in this Agreement or in any of the other Loan Documents, or any conduct or course of conduct by the Borrower or the Bank or their respective affiliates, agents or employees, neither this Agreement nor any such Loan Documents shall be construed as creating any rights, claims or causes of action against the Bank in favor of the General Contractor or any other persons furnishing services or materials to or for the construction of the Improvements, or their respective creditors or any other person or entity other than the Borrower. Without limiting the generality of the foregoing, disbursements or advances made directly to the General Contractor, the Architect or any other contractor, subcontractor, laborer, materialman or any third parties pursuant to this Agreement shall not be deemed a recognition by the Bank of a third part beneficiary status for any such person or entity.

                  10. INDEMNITY. The Borrower, for itself and all those claiming under or through it, agrees to protect, indemnify, defend and hold harmless the Bank, its directors, officers and employees, from and against any and all liability, expense, or damage of any kind or nature and from any suits, claims or demands, including reasonable legal fees and out-of-pocket expenses, arising out of the enforcement of this Agreement by the Bank or in connection with an Event of Default by Borrower or Surety hereunder. This obligation specifically shall survive the completion of the Improvements and the repayment of the Loan.

                  11.  DEFAULTS.

                           (a)      The occurrence of any one or more of the
following events shall, at the sole option of the Bank, constitute an Event of Default hereunder:

                                    (i)   the Borrower or the Surety shall
fail to make any monthly payment of principal and/or interest due to the Bank under the Note or under any of the other Loan Documents or under any present or future swap agreement entered into in connection with the Note, in any case within five days after any such principal, interest or other amount becomes due in accordance with the terms hereof or thereof; or

                                    (ii)  the Borrower or the Surety shall fail
to observe and perform any of the covenants or agreements on its part to be observed and performed under this Agreement or under any other Loan Documents or any present or future swap agreement (other than as set forth in subsection (i) hereof) entered into in connection with the Note, and such failure shall continue unremedied for 30 days following delivery of notice thereof by the Bank; or

                                    (iii)  any representation or warranty of the
Borrower or the Surety under this Agreement or any other Loan Documents shall have been untrue in any material respect when made; or

                                    (iv)   work on the construction of the
Improvements shall be discontinued for a period of more than 30 days for any reason whatsoever other than as an act of God, strikes, unavailability of materials or other causes outside the reasonable control of Borrower and the General Contractor or as provided in subsection (vii) hereof; or

                                    (v)    the Improvements shall be materially
injured or destroyed by fire or other casualty for which the cost of restoration is not fully insured; or

                                    (vi)   the Borrower shall fail to comply
with any requirements of governmental or quasi governmental authorities having jurisdiction over the Real Property or Improvements within any applicable grace or cure period(s), after notice of such requirement has been given to the Borrower; and such failure could reasonably be expected to have a material adverse impact on the value of the Real Property or the security provided thereby to the Bank; or

                                    (vii)  any permit or approval necessary for
the renovations to or the occupancy of the Improvements shall be revoked and not reinstated or reissued within 90 days; and

                                    (viii) the Borrower or the Surety shall fail
to perform any material term, condition or covenant of any note, loan agreement, guaranty, mortgage or other instrument or agreement in connection with the borrowing of money or the obtaining of advances or credit to which the Borrower or the Surety is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument"), so that, as a result of any such failure to perform, the indebtedness in excess of $100,000 included therein or secured or covered thereby is declared due and payable prior to the date on which such indebtedness would otherwise become due and payable; or (ii) any indebtedness in excess of $100,000 included in any Debt Instrument or secured or covered thereby is not paid when due beyond any applicable grace period; or

                                    (ix) the Borrower or the Surety shall make
an assignment for the benefit of creditors generally, file a petition under the Federal Bankruptcy Code or any similar law, state or federal, be adjudicated insolvent or bankrupt, petition or apply to any tribunal for the appointment of a receiver, or trustee or a custodian for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or there shall have been filed any such petition or application against it, which remains undismissed, undischarged and unstayed for a period of ninety (90) days or more; or the Borrower or the Surety shall consent in writing to the approval of or acquiescence in any such petition, application or proceeding or the appointment of a receiver or trustee or a custodian for it or any substantial part of any of its properties, or shall suffer any such receivership, trusteeship or custodianship to continued undismissed, undischarged or unstayed for ninety (90) days or more; or

                                    (x)  the Borrower shall fail to complete
recommendations 1-8 on pages 6 and 7 of the report of C.S. Davidson, Inc. dated September 2, 1998, on or before the Completion Date; or

                                    (xi) the Borrower or the Surety shall fail
to pay, or admits in writing its inability to pay, its debts generally as they become due.

                           (b)      ACCELERATION AND REMEDIES.  Upon the
occurrence and continuance of any event of default hereunder, in addition to any other rights or remedies available to it hereunder or under any other Loan Document or at law or in equity, the Bank may exercise any or all of the following rights and remedies as it may deem necessary or appropriate.

                                    (i)  declare the outstanding principal
balance of the Loan, together with all accrued and unpaid interest thereon and all other sums due hereunder or under any of the other Loan Documents, and all other obligations of Borrower to Bank to be immediately due and payable in full;

                                    (ii) cease making any further disbursements
or advances hereunder;

                                    (iii) enter upon the Real Property and take
possession thereof, together with the Improvements in the course of construction or completed and all materials, supplies, tools, equipment and construction facilities and appliances located thereon, and proceed either in the name of the Bank or in the name of the Bank as the attorney-in-fact of the Borrower (which authority is coupled with an interest and is irrevocable by the Borrower) as the Bank shall elect, to complete the construction of the Improvements at the cost and expense of the Borrower.

                                    (iv)  set off all property of the Borrower
now or hereafter at any time in its possession in any capacity whatsoever including, but not limited to, any balance or share of any deposit, trust or agency account, as to all of which property the Borrower hereby grants the Bank a lien and security interest.

                           (c)      REMEDIES CUMULATIVE, ETC.

                                    (i) No right or remedy conferred upon or
reserved to the Bank under any of the Loan Documents, or with respect to any guaranty of payment of the Loan or of performance of any of the Borrower's obligations under any of the Loan Documents (including the Suretyship Agreement) or any collateral securing the payment of the Loan under any of the Loan Documents (such Suretyship Agreement and such other collateral, collectively, the "Collateral"), now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be or shall be deemed exclusive of any other such right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Bank, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefore shall occur. No act of the Bank shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of the Bank shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other. The failure to exercise or delay in exercising any such right or remedy, or the failure to insist upon strict performance of any term of any of the Loan Documents, shall not be construed as a waiver or release of the same, or of any event of default thereunder, or of any obligation or liability of the Borrower thereunder. Nothing herein, however, shall be construed to prevent the Bank from waiving any condition, obligation or default it should do elect. In the event of such election by the Bank, any waiver, in order to be effective, must be in writing and signed by the Bank, and any such waiver shall be strictly limited in its effect to the condition, obligation or default specified therein and shall not extend to any subsequent condition, obligation or default or impair any right of the Bank with respect thereto.

                                    (ii) The recovery of any judgment by the
Bank and/or the levy of execution under any judgment shall not affect in any manner or to any extent, liens or other security interests in any Collateral, or any rights, remedies or powers of the Bank under any of the Loan Documents or with respect to any Collateral, but such liens and security interests, and such rights, remedies and powers of the Bank shall continue unimpaired as before. Further, the entry of any judgment by the Bank shall not affect in any way the interest rate payable under any of the Loan Documents on any amounts due to the Bank, but interest shall continue to accrue on such amounts.

                                    (iii) Except as otherwise provided in this
Agreement and the other Loan Documents, the Borrower hereby waives presentment, demand, notice of nonpayment, protest, notice of protest, or other notice of dishonor, and any and all other notices in connection with any default in the payment of, or any enforcement of the payment of, the Loan. The Borrower further waives and releases all procedural errors, defects and imperfections in any proceedings instituted by the Bank under the terms of any of the Loan Documents or with respect to any Collateral.

                                    (iv) The Borrower agrees that the Bank may
release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents (and the Borrower hereby waives any notice of any of the foregoing), and that the Loan Documents may be amended, supplemented or modified by the Bank and the other signatory parties and that the Bank may resort to any Collateral in such order and manner as it may think fit, without in any way affecting the validity of any liens over or other security interest in the remainder of any such Collateral (or the priority thereof or the position of any subordinate holder of any lien or other security interest with respect thereto); and any action taken by the Bank pursuant to the foregoing shall in no way be construed as a waiver or release of any right or remedy of the Bank, or of any event of default, or of any liability or obligation of the Borrower, under any of the Loan Documents.

                           (d)      COST AND EXPENSES.  Following the occurrence
of any event of default, the Borrower shall pay upon demand all reasonable out-of-pocket costs and expenses (including all amounts paid to attorneys, accountants, real estate brokers and other advisors employed by the Bank and/or to any contractors for labor and materials), incurred by the Bank in the exercise of any of its rights, remedies or powers under any of the Loan Documents or with respect to any Collateral with respect to such event of default, and any amount thereof not paid promptly following demand therefor together with interest thereon, shall become part of the Loan and shall be secured by the Mortgage and all other Collateral.

                  12.  MISCELLANEOUS

                           (a)  TIME OF THE ESSENCE.  All dates and times for
the performance of the Borrower's obligations set forth herein shall be deemed to be of the essence of this Agreement.

                           (b) PUBLICITY. The Bank may announce and publicize
the source of the financing for the Improvements. In conjunction therewith, the Bank may deliver to the Real Property signs for display indicating that it is providing financing for the Improvements, subject, however, to Borrower's reasonable approval. As to each sign provided, the Borrower shall, in its reasonable discretion, provide a prominent location for its display, shall cause the sign to be displayed in such place and shall maintain the display of such sign for the duration of the construction of the Improvements, at the Bank's expense.

                           (c) SEVERABILITY. In the event that for any reason
one or more of the provisions of this Agreement or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                           (d) SUCCESSORS AND ASSIGNS. This Agreement inures to
the benefit of and binds the parties hereto and their respective successors and assigns, and the words

"Borrower" and "Bank" whenever occurring herein shall be deemed to include such successors and assigns. However, the Borrower shall not voluntarily, or by operation of law, assign or transfer any interest which it may have under this Agreement or convey the Real Property or the Improvements, or any part thereof, without the prior written approval of the Bank. The Bank may assign or otherwise transfer the Loan and any or all of the Loan Documents to any other person, and such other person shall thereupon become vested with all of the benefits in respect thereof granted to the Bank herein or otherwise.

                           (e) NOTICES. All notices required or desired to be
given to either of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below.

                  Borrower:                 348 Poplar Street
                                            Hanover, PA 17331

                  With a Copy to:           dELiA*s Inc.
                                            435 Hudson Street
                                            New York, NY 10014

                                            Attn: General Counsel

                  Bank:                     13 Baltimore Street
                                            Hanover, PA 17331

Such notice shall be deemed to be given when received, if delivered personally, two days after the date mailed, if sent by certified or registered mail, return receipt requested or one day after the date sent, if sent by a nationally recognized overnight courier. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

                           (f)  DEFINITIONS; NUMBER AND GENDER.  In the event
the Borrower consists of more than one person or entity, the obligations and liabilities hereunder of each of such persons and entities shall be joint and several, and the word "Borrower" shall mean all or some or any of them. For purposes of this Agreement, the singular shall be deemed to include the plural and the neuter shall be deemed to include the masculine and feminine, as the context may require.

                           (g)  CONFLICTS BETWEEN INSTRUMENTS.  The terms and
conditions of Bank's written Commitment dated August 3, 1999, are incorporated herein by reference and made a part hereof. All obligations and requirements of the commitment and Borrower's obligations to perform same shall survive the execution of this Agreement and the closing of the Loan and shall continue in full force and effect until the Loan is paid in full and shall apply with respect to all future advances hereunder. Whenever possible, the provisions of the Commitment shall be deemed supplemental to and not in derogation of the Note, Mortgage, this Agreement and the documents related thereto. However, to the extent of any conflict between the terms of this Agreement and the Commitment, this Agreement shall govern and control.

                           (h) CAPTIONS. The captions or headings of the
paragraphs of this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Agreement.

                           (i)  GOVERNING LAW.  This Agreement shall be governed
by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                           (j)  CROSS-DEFAULT AND CROSS-COLLATERAL.  The
Borrower and the Surety consent and agree that a default on or under the Loan or any other obligation of Borrower or Surety to Bank, present or future, direct or contingent, shall at Bank's option constitute a default on or under all obligations of Borrower and Surety to Bank. Similarly, the collateral (real or personal) that secures any obligation of Borrower or any Surety to Bank shall secure all obligations of Borrower and any Surety to Bank.

         IN WITNESS WHEREOF, Borrower and Bank have caused this Agreement to be duly executed and delivered as of the date first above written.

WITNESS:                                    dELiA*S DISTRIBUTION COMPANY


_________________________                   By:  /s/  Timothy B. Schmidt

                                            Title:  Senior Vice President


                                                                      "Borrower"



WITNESS:                                    dELiA*S, INC.


_________________________                   By:/s/ Timothy B. Schmidt

                                            Title: Senior Vice President


                                                                      "Surety"



                                            ALLFIRST BANK



                                            By:  /s/  Keith Mummert

                                            Title:  Vice President

                                                                       "Bank"